EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 14, 2002, accompanying the consolidated financial statements of Aladdin Systems Holdings, Inc. and Subsidiaries (the "Company") included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Company's Registration Statement on Form S-8 (File No. 333-46712).


/s/ GRANT THORNTON LLP

San Jose, California
February 14, 2002